                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 3, 1998
                                                         ----------------


                         S/M REAL ESTATE FUND VII, LTD.
                         ------------------------------
              (formerly Shearson-Murray Real Estate Fund VII, Ltd.) Exact Name of Registrant as Specified in its Charter


             Texas                       0-11779                 75-1845682
             -----                       -------                 ----------
  State or Other Jurisdiction           Commission            I.R.S. Employer
of Incorporation or Organization        File Number          Identification No.


5520 LBJ Freeway, Suite 500, Dallas, Texas                          75240
------------------------------------------                          -----
 Address of principal executive offices                            Zip Code


       Registrant's telephone number, including area code: (972) 404-7100
                                                           --------------


                                 Not applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On December 3, 1998, S/M Real Estate Fund VII, Ltd., a Texas limited partnership (the "Partnership"), refinanced the mortgage note payable with General Electric Capital Corporation on the Partnership's remaining property, Fifth Avenue Apartments in San Antonio, Texas. In accordance with the terms of the Loan Agreement (the "Agreement"), the principal balance of the original mortgage totaling $6,400,000 is due in ten years and will bear interest at an interest rate of 7.16%. The previous first and second mortgages with Federal National Mortgage Association (the "Previous Lender") had a combined balance of $6,259,810 at an average interest rate of 8.97%. As part of the refinancing, the Previous Lender forgave $181,142 of debt but required a $139,223 prepayment penalty.

         A copy of the Agreement is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

             (10.1) Loan Agreement between S/M Real Estate Fund VII, Ltd. and
                    General Electric Capital Corporation, dated December 3,
                    1998.

             (99.1) $6,400,000 Promissory Note, dated December 3, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 1998               S/M REAL ESTATE FUND VII, LTD.

                                       By:  SM7 APARTMENT INVESTORS, INC.
                                       A General Partner


                                       By:  /s/ Richard E. Hoffmann
                                            -----------------------------------
                                       Richard E. Hoffmann
                                       President, Treasurer and Director

                                  EXHIBIT LIST


10.1     Loan Agreement between S/M Real Estate Fund VII, Ltd. And General
         Electric Capital Corporation, dated December 3, 1998.

99.1     $6,400,000 Promissory Note, dated December 3, 1998